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EXHIBIT 21.1

Subsidiaries of the Registrant

Name	State or Other Jurisdiction of Incorporation or Organization
Irwin Union Bank and Trust Company	Indiana
Irwin Home Equity Corporation	Indiana
IHE Funding Corp.	Delaware
IHE Funding Corp. II	Delaware
Irwin Funding Corp.	Delaware
Irwin Funding Corp. II	Delaware
Irwin Union Realty Corporation	Indiana
Irwin Union Collateral, Inc.	Indiana
Irwin Capital Holdings Corporation	Indiana
Irwin Business Finance Corporation	Indiana
Irwin Franchise Capital Corporation	Indiana
Irwin International Corporation	Edge Act
Onset Capital Corporation	Canada
Onset Alberta Ltd.	Canada
Irwin Union Securities, Inc.	Indiana
Irwin Reinsurance Corporation	Vermont
Irwin Union Insurance, Inc.	Indiana
Irwin Union Advisory Services, Inc.	Indiana
Irwin Union Investor Services, Inc.	Indiana
Irwin Union Bank, F.S.B.	Federal
Irwin Union Credit Insurance Corporation	Arizona
IFC Capital Trust I	Delaware
IFC Capital Trust II	Delaware
IFC Capital Trust III	Delaware
IFC Capital Trust IV	Delaware
IFC Capital Trust V	Delaware
IFC Mortgage Corporation	Indiana
Irwin Mortgage Corporation	Indiana
Irwin Equipment Finance Corporation	Indiana
Irwin Leasing Corporation	Illinois
Irwin Ventures LLC	Delaware
Irwin Ventures SBIC LLC	Delaware

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EXHIBIT 21.1